Exhibit 10.2

ENCORE CAPITAL GROUP, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2005 STOCK INCENTIVE PLAN, AS AMENDED)

Encore Capital Group, Inc. (the “Company”), pursuant to its 2005 Stock Incentive Plan, as amended (the “Plan”), hereby awards to Participant a Restricted Stock Unit award for the number of shares of the Company’s Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:	See Vesting Schedule below
Number of Shares Subject to Award:
Consideration:	Participant’s Past Services

Vesting Schedule:	. [In addition, the vesting of the shares shall accelerate upon the occurrence of the following events: .] Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject.

ENCORE CAPITAL GROUP, INC.:		PARTICIPANT:

By:
J. Brandon Black

Title:	President and Chief Executive Officer	Date:

Date:

ATTACHMENTS: Restricted Stock Unit Agreement, 2005 Stock Incentive Plan, as Amended

ATTACHMENT I

ENCORE CAPITAL GROUP, INC.

2005 STOCK INCENTIVE PLAN, AS AMENDED

RESTRICTED STOCK UNIT AGREEMENT – EXECUTIVE

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement and in consideration of your past services, Encore Capital Group, Inc. (the “Company”) has awarded you a deferred issuance restricted stock award (the “Award”) under its 2005 Stock Incentive Plan, as amended (the “Plan”) for the number of shares of the Company’s Stock as indicated in the Grant Notice. Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Defined terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Plan. In the event of any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan shall control.

RECITALS

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provides that deferred compensation arrangements (including, in this case, the Award) that do not comply with, among other things, the distribution requirements of Code Section 409A, are subject to an additional 20% tax, plus interest, on the distribution.

WHEREAS, Code Section 409A provides that the payment of the deferred compensation must not occur prior to: (i) termination of Continuous Service (as defined below), but “key employees” of publicly traded companies must wait an additional six months, (ii) Disability (as defined below), (iii) death, (iv) a fixed date (or dates) specified at the time of deferral, (v) a change in control, or (vi) the occurrence of an unforeseeable emergency.

WHEREAS, at the time the shares subject to your Award would otherwise be issued to you in connection with your termination of Continuous Service, you may be subject to the distribution limitations contained in Code Section 409A applicable to a “key employee” as defined in Code Section 416(i).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree that the details of your Award are as follows:

1. VESTING.

(a) In General. Subject to the limitations contained herein, your Award will vest in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. For purposes of this Award, “Continuous Service” means that your service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or an Affiliate, shall not terminate your Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or its compensation committee or any officer designated by the Board or its compensation committee, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to you, or as otherwise required by law.

(b) Vesting Acceleration. Notwithstanding the foregoing, upon a Change of Control during your Continuous Service, or in the event that your Continuous Service is terminated due to your death or Disability, then your Award will immediately vest in full.

2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan.

3. SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either: (i) then registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4. LIMITATIONS ON TRANSFER. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock held by you under the Award until the shares are issued to you in accordance with Section 6 of this Restricted Stock Unit Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.

5. DIVIDENDS. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional shares covered by the Award, and further provided that such additional shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to the Award with respect to which they relate.

6. DATE OF ISSUANCE.

(a) The Company will deliver to you a number of shares of the Company’s Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 5 above that relate to those vested shares on the vesting date or dates provided in your Grant Notice; provided, however, that if the Company determines that you are subject to its policy regarding insider trading of the Company’s stock or you are otherwise prohibited from selling shares of the Company’s stock in the public market and any shares of Common Stock subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or a day when you are prohibited from selling shares of the Company’s stock in the public market and the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy or the next day when you are not prohibited from selling shares of the Company’s stock in the public market; provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of the Company’s stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares shall not be delayed pursuant to this provision beyond the later of: (a) December 31st of the same calendar year of the Original Distribution Date, or (b) the 15th day of the third calendar month following the Original Distribution Date.

(b) Notwithstanding the foregoing:

(i) If, within the 30-day period following the Date of Grant indicated on your Grant Notice, you elect to defer delivery of such shares of Common Stock beyond the vesting date, then the Company will not deliver such shares on the vesting date or dates provided in your Grant Notice, but will instead deliver such shares to you on the date or dates that you so elect (the “Settlement Date”); provided, however, that in the event of your “separation from service” (as such term is defined in Section 409A(a)(2)(A)(i) and applicable guidance thereunder) prior to the Settlement Date, such vested shares of Common Stock shall instead be delivered to you on the date of your termination of Continuous Service. If such deferral election is made, the Committee shall, in its sole discretion, establish the rules and procedures for such election which shall be evidenced by a Restricted Stock Unit Election Agreement.

(ii) If at the time the shares would otherwise be issued to you as a result of your termination of Continuous Service, you are subject to the distribution limitations contained in Code Section 409A applicable to “key employees” as defined in Code Section 416(i), share issuances to you as a result of your termination of Continuous Service shall not be made before the date which is six (6) months following the date of your termination of Continuous Service, or, if earlier, the date of your death that occurs within such six (6) month period.

7. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

8. AWARD NOT A SERVICE CONTRACT.

(a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Restricted Stock Unit Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Restricted Stock Unit Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

9. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and/or any other amounts payable to you, provided that any such withholding will not be in excess of the minimum statutory withholding requirement, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue the shares of Stock subject to your Award.

10. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Restricted Stock Unit Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Restricted Stock Unit Agreement until such shares are issued to you pursuant to Section 6 of this Restricted Stock Unit Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Restricted Stock Unit Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

14. SEVERABILITY. If all or any part of this Restricted Stock Unit Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Restricted Stock Unit Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Restricted Stock Unit Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Restricted Stock Unit Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

16. AMENDMENT. This Restricted Stock Unit Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Restricted Stock Unit Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Restricted Stock Unit Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Restricted Stock Unit Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.